Exhibit 99.1

Annual Meeting of Shareholders May 6, 2014 ACNB Corporation

Special Cautionary Notice Regarding Forward-Looking Statements During the course of this presentation, there may be projections and forward-looking statements regarding events or the future financial performance of ACNB Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. ACNB Corporation assumes no duty to update the forward-looking statements made in this presentation.

Bank Failures Source: FDIC Banking Profile 175 150 125 100 75 50 25 0 3 25 140 157 92 51 24 2007 2008 2009 2010 2011 2012 2013

Unprofitable Insured Institutions Source: FDIC Banking Profile 35% 30% 25% 20% 15% 10% 5% 0% 2007 2008 2009 2010 2011 2012 2013 12% 25% 31% 22% 16% 10% 8%

Year-End Comparisons December 31, 2013 Sources: ACNB Form 10-K, FDIC Banking Profile .ACNB FDIC Insured Corporation Institutions ROA 0.90% 1.07% ROE 9.00% 9.56% Yield on Loans 4.54% 5.08% Yield on Securities 2.77% 2.37% Cost of Interest Bearing Deposits 0.31% 0.44% Net Interest Margin 3.48% 3.26% Total Overhead Expense (% of Assets) 2.65% 2.98% Efficiency Ratio 65.2% 67.8% Capital – Tier 1 Leverage 9.54% 9.41% Capital – Total Risk-Based 15.37% 14.93% Loans – Net Charge-Offs 0.30% 0.69% Loans – Non-Performing to Total Loans 1.44% 2.62% Cash Dividends/Net Income 48.7% 36.8%

Cash Dividends – Dollar Per Share Source: SEC Form 10-K Bank 2008 2009 2010 2011 2012 2013 ACNB 0.76 0.76 0.76 0.76 0.76 0.76 Codorus Valley 0.51 0.24 0.23 0.32 0.36 0.44 F&M Trust 1.07 1.08 1.08 1.08 0.78 0.68 Orrstown 0.87 0.88 0.89 0.69 -0- -0- Fulton 0.60 0.12 0.12 0.20 0.30 0.32 Susquehanna 1.04 0.37 0.04 0.08 0.28 0.32

David W. Cathell EVP, Treasurer & Chief Financial Officer ACNB Corporation

Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) The Federal Deposit Insurance Corporation Improvement Act requires that institutions be classified, based on their risk-based capital ratios into one of five defined categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Tier 1 Total Risk-Based Leverage Ratio Capital Ratio FDICIA Standard, Greater than or Equal to Greater than or Equal to Well Capitalized 5.0% 10.0% ACNB Bank at 12/31/2013 8.76% 14.26%

Regulation of Bank The Pennsylvania Department of Banking and Securities, which has primary supervisory authority over banks chartered in Pennsylvania, regularly examines banks in such areas as reserves, loans, investments, management practices, and other aspects of operations. The FDIC is the primary federal regulator of state-chartered banks and also regularly examines state-chartered banks for safety and soundness. These examinations are designed for the protection of the subsidiary bank’s depositors rather than ACNB Corporation’s stockholders.

ACNB Corporation Balance Sheet Trends At Year-End in Millions of Dollars

Net Interest Income At Year-End in Millions of Dollars

Stockholders’ Equity At Year-End in Millions of Dollars

Book Value Per Share At Year-End in Dollars

Share Price vs. Tangible Book Value

Total Return Performance

James P. Helt EVP/Banking Services ACNB Bank

Total Loans At Year-End in Millions of Dollars

Loan Volume by Segment At Year-End in Millions of Dollars

Allowance for Loan Losses At Year-End as Percentage of Total Loans

Non-Performing Loans At Year-End as Percentage of Total Loans

Other Real Estate Owned At Period-End in Dollars

Net Loan Losses to Total Loans At Year-End as Percentage of Total Loans

Total Deposits At Year-End in Millions of Dollars

Deposit Volume by Segment At Year-End in Millions of Dollars

North Hanover Office

ACNB Bank Branding Proud to be your local bank in Hanover.

Chambersburg Office 850 Norland Avcenue Chambersburg, PA Opening Summer 2014

York Loan Production Office John E. Kashner - 30 Years Experience Donald C. McVay - 30 Years Experience Claire M. Forbush - 15 Years Experience

Lynda L. Glass EVP, Secretary & Chief Governance Officer ACNB Corporation

Bank Risk Management • Taking and managing risks are fundamental to the business of banking. • Generally, risk is the potential that events--- planned or unanticipated---may have an adverse impact on bank capital and earnings. • A bank director’s major responsibility regarding risk is to provide a management structure that adequately identifies, measures, controls and monitors risk in a cost effective manner to achieve strategic business objectives and profitability.

ACNB Bank Risk Management Team • First Vice President & Risk Manager • Vice President/Security & Fraud Officer • Vice President/Compliance & Community Reinvestment Act Officer • Vice President/Bank Secrecy Act, Customer Identification Program & OFAC Officer • Vice President/Information Security Officer • Risk Management Officer • Supervised by Chief Risk Officer • Reporting to Board Audit Committee • Supplemented by Outsourced Internal Audit and Other Independent Service Providers

Bank Risk Management Team Responsibilities • Develops, implements and administers specific risk management programs. • Supports business lines and operational functions with risk-related matters. • Interacts with regulators and coordinates regulatory examinations.

Categories of Risk Identification • Credit Risk • Interest Rate and Market Risk • Liquidity Risk • Transaction and Operational Risk • Legal and Compliance Risk • Strategic Risk • Reputation Risk

Transaction & Operational Risk Focus • Electronic Payment Systems • Digital Banking • Cybersecurity • Information Security • Third-Party Debit Card Breaches

ACNB Bank Initiatives • Network/Device Security Procedures and Protocols • Network Scanning and Alerts • Network Penetration and Vulnerability Testing • Multifactor Authentication and Anomaly Detection • Customer Communication and Education • EMV-Enabled Debit Card Reissuance

Protecting Your Online Information • Use Strong, Unique Passwords for All Devices and Logins • Use Multifactor Authentication for Online Banking and Transactions • Update Devices with Latest Security and Antivirus Releases • Secure Wireless Networks • Dispose of Devices Properly • Do Not Open Emails or Attachments from Unknown Sources • Beware of Phishing Attempts • If PC Compromised, Shut Down and Unplug

Shareholder Profile Number of Outstanding Shares at March 31, 2014

Registered Shareholders by Geography Number of Registered Holders at March 31, 2014

Registered Shareholders by Share Ownership Number of Registered Holders at March 31, 2014

Dividend Reinvestment & Stock Purchase Plan Total Plan Investment at Year-End in Dollars

www.acnb.com New ACNB Bank Website

www.acnb.com ACNB Corporation Website Pages

Karen B. Arthur FVP & Senior Trust Officer ACNB Bank

Trust Assets At Year-End in Millions of Dollars

Trust Fee Income At Year-End in Thousands of Dollars

Trust Fee Income by Segment At Year-End in Thousands of Dollars

New Trust & Investment Services Offering • NOT FDIC-INSURED • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY • NOT GUARANTEED BY THE BANK • MAY GO DOWN IN VALUE • $50,000 Minimum Investment • Personalized Planning • Local Expert Advice • Daily Access

New Trust & Investment Services Offering • NOT FDIC-INSURED • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY • NOT GUARANTEED BY THE BANK • MAY GO DOWN IN VALUE • Introduced January 2013 • Opened 39 Accounts in 2013 • New Business of $3.2 Million • 1% Annual Fee • Client Niche

Russell Insurance Group Frank C. Russell, Jr. President & CEO

Russell Insurance Group Net Income GAAP Basis at Year-End

Russell Insurance Group EPS Earnings Per Share at Year-End

Russell Insurance Group Total Revenue in Thousands of Dollars

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